Exhibit 10.4

JCS Holdings, LLC

UNIT GRANT AND JOINDER AGREEMENT

This Unit Grant and Joinder Agreement (the “Agreement”) is made as of «Date», between JCS Holdings, LLC, a Delaware limited liability company (the “Company”), and RAYMOND BLANCHETTE (“Executive”).  Certain definitions are set forth in Section 4 of this Agreement.  All capitalized terms used, and not defined herein, shall have the meanings given them in the LLC Agreement.

WHEREAS, the Company desires to grant Executive 4,195,804 Common Units of limited liability company interest of the Company (the “Common Units”).

WHEREAS, as the Executive will be a holder of Common Units, the Executive will execute this Agreement to enter into the LLC Agreement as an “Additional Member” and an “Employee Unitholder.”

The parties hereto agree as follows:

1.                     Grant of the Common Units.

(a)   Upon execution of this Agreement, the Company shall grant Executive the Common Units.

(b)   Within 30 days after Executive receives the Common Units from the Company, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

(c)   In connection with the grant of the Common Units hereunder, Executive represents and warrants to the Company that:

(i)            The Common Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)           Executive is an accredited investor as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the Securities Act.  Executive acknowledges and agrees that the Common Units are being issued and granted in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that the Common Units cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under the Securities Act and those state acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.  Executive understands that, other than as provided in the LLC Agreement, Executive has no contractual right for the registration under the Securities Act of the Common Units for public sale and that, unless the Common

Units are registered or an exemption from registration is available, the Common Units may be required to be held indefinitely.

(iii)          Executive is an employee of the Company Group, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Units.

(iv)          Executive either has a preexisting personal or business relationship with the Company Group or its officers, directors, controlling persons or managers, or by reason of Executive’s business or financial experience or the business or financial experience of Executive’s professional advisers who are unaffiliated with and who are not compensated by the Company Group or any Affiliate or selling agent of the Company Group, directly or indirectly, could be reasonably assumed to have the capacity to protect Executive’s own interests in connection with the transactions contemplated hereby.

(v)           Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Units and has had full access to such other information concerning the Company as Executive has requested.  Executive has reviewed the LLC Agreement.

(vi)          This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(vii)         Executive has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any non-compete, non-solicitation or confidentiality agreement to which Executive is a party or by which Executive is bound.  Executive agrees to notify the Committee of any matter (including, but not limited to, any potential acquisition by the Company Group) which, to Executive’s knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

(viii)        Executive is a resident of Texas.

(d)   As an inducement to the Company to issue the Common Units to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Common Units to Executive nor any provision contained herein shall entitle Executive to remain employed by the Company Group or affect the right of the Company Group to terminate Executive’s employment at any time.

2.                     Restrictions on Transfer; Repurchase.  Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any of the Common Units, except in compliance with the LLC Agreement.  The Common Units are subject to certain repurchase rights of the Company set forth in this Agreement and the LLC Agreement.  If Executive is married, then Executive’s spouse shall sign the consent following the signature page of this Agreement.

3.                     Vesting.  The Common granted to Executive hereunder shall vest according to this Section 3.

(a)   50% of the Common Units granted to Executive hereunder shall be subject to time vesting (the “Time Units”). At issuance, 209,790 Common Units shall vest immediately with another 209,790 Common Units to vest ratably over the remaining seven months in 2007. The remaining Time Units shall vest in equal (1/4th) amounts on December 31 of each year beginning on December 31, 2008 and ending on December 31, 2011, if, and only if, Executive is still employed by the Company Group as of the applicable vesting date; provided, however, that if Executive is terminated without Cause prior to December 31st of any year between 2007 and 2011, a portion of the Common Units that would otherwise vest, pursuant to this Section 3(a), on December 31st, will vest on the date of such termination, as pro-rated based on the number of months Executive was employed during the year divided by 12 .

(b)   50% of the Common Units granted to Executive hereunder shall be unvested at issuance and shall vest in equal (1/5th) amounts each Fiscal Year that Company EBITDA (as defined in the Company’s Credit Agreement dated November 17, 2006) for the Fiscal Year ending on the applicable vesting date set forth in the following schedule (the “Vesting Date”) equals or exceeds the target EBITDA set forth in the following schedule (“Annual Target EBITDA”) if, and only if, Executive is still employed by the Company Group as of the applicable Vesting Date. The levels below will be adjusted down to give annualized pro forma effect for $6,536,000 of annual cash rent incurred in connection with the sale leaseback.

Vesting Date	Annual Target EBITDA
December 31, 2007

$32,000,000; provided that there shall be excluded from EBITDA for such fiscal year the sum of any fees or rebates received under that certain Transition Services Agreement, dated November 17, 2006 by and between Landry’s and Joe’s Crab Shack Holdings, Inc.

December 31, 2008	$36,000,000
December 31, 2009	$41,000,000
December 31, 2010	$46,000,000
December 31, 2011	$52,000,000

(c)   If Executive is still employed by the Company Group as of the applicable Vesting Date:

(i)            all Common Units granted to Executive hereunder which were eligible to become vested on a previous Vesting Date but have not become vested because the applicable Annual Target EBITDA was not achieved as provided in Section 3(b) may become vested on a subsequent Vesting Date if cumulative Company EBITDA for the period beginning January 1, 2007 and ending on such subsequent Vesting Date equals or exceeds the cumulative target EBITDA set forth in the following schedule (as adjusted, the “Cumulative Target EBITDA”); and

(ii)           all Common Units granted to Executive hereunder which have not become vested because the applicable Annual Target EBITDA was not achieved as provided in Section 3(b) may nevertheless become vested on said Annual Vesting Date if the cumulative Company EBITDA for the period beginning two years prior to such Vesting Date and ending on such Vesting Date equals or exceeds the sum of the Annual Target EBITDAs for such Vesting Date and for the Vesting Date of the prior year, as set forth in the above schedule; provided that this Section 3(c)(ii) shall not apply if the Company EBITDA for said year does not exceed the Company EBITDA for the preceding year. The levels below will be adjusted down to give annualized pro forma effect for $6,536,000 of annual cash rent incurred with the sale leaseback.

Vesting Date	Cumulative Target EBITDA for Fiscal Year Ending on Vesting Date
December 31, 2008	$74,000,000
December 31, 2009	$118,000,000
December 31, 2010	$167,000,000
December 31, 2011	$222,000,000

(d)   The Committee will make equitable adjustments to the Annual Target EBITDA and Cumulative Target EBITDA from time to time in good faith to reflect the effects of acquisitions and dispositions by the Company Group of any other business or interest therein, and may, in the exercise of its good faith, reasonable discretion, make adjustments to address the effect of non-recurring items.  In connection with any such adjustments, the Committee will approve and adopt revised levels of Annual Target EBITDA and Cumulative Target EBITDA for each Fiscal Year remaining during which Common Units granted to Executive hereunder are subject to vesting.

(e)   Notwithstanding the foregoing, in connection with an Organic Transaction 100% of the unvested Common Units granted to Executive hereunder will vest.

(f)    Except as otherwise set forth in this Section 3, the Common Units granted to Executive hereunder shall be subject to all the terms and conditions set forth in the LLC Agreement applicable to Common Units, including, without limitation, the repurchase provisions of Section 3.5 of the LLC Agreement.

4.                     Severance.

If Executive’s employment by the Company Group is terminated without Cause, and subject to Executive’s execution of a general release of all claims and rights that Executive may have against the Company Group and its Affiliates and their respective officers, directors and employees, including, but not limited to all claims and rights relating to Executive’s employment and/or termination, in a form reasonably acceptable to the Company, the Company shall pay to Executive an amount equal to his or her then current base salary for a period of twelve-months, according to the payroll payment dates in effect as of the date of termination.  Effective on the day following Executive’s last day of coverage as an active employee of the Company under the Company’s group health plans (“Coverage Start Date”) and ending on the date that is twelve (12) months following the Coverage Start Date (“Coverage Period”), Executive shall be entitled to continue his group medical and dental coverage for himself and his related “qualified beneficiaries” (as such term is defined in COBRA) under the applicable group medical and dental plan(s) of the Company in which he and his qualified beneficiaries were enrolled immediately prior to the Coverage Start Date in accordance with COBRA and other applicable laws; provided, that (i) Executive timely makes a COBRA election in accordance with the requirements of COBRA and the Company’s COBRA election procedures, and (ii) Executive timely pays the applicable monthly COBRA premium.  If Executive pays the applicable COBRA premium during the Coverage Period, the Company shall reimburse Executive for a portion of the COBRA premiums Executive paid during the Coverage Period such that Executive shall pay the same premium cost for COBRA coverage under this Section 4 as a similarly situated active employee of the Company would pay for identical non-COBRA coverage under the applicable group medical or dental plan(s) of the Company.  Upon the expiration of the Coverage Period, Executive and his qualified beneficiaries may continue his COBRA coverage under the Company’s group medical and dental plans for the remainder of the statutory period of COBRA coverage at their sole expense without any reimbursement from the Company.

For purposes of this Section 2(b), “COBRA” shall mean Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended.

5.                     Non-Competition Agreement.

Executive agrees that, except for Executive’s duties on behalf of the Company Group,

(a)   during the term of Executive’s employment by the Company Group and for twelve months thereafter (the “Non-Competition Period”) Executive will not, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or consult to, advise or be employed by or connected with any person or entity engaged in or that has active plans to provide casual seafood or theme-oriented casual dining in the United states, its possessions, or Canada (collectively, the “Territory”).

(b)   during the term of Executive’s employment by the Company Group and for two years thereafter (the “Non-Solicitation Period”), Executive will not, directly or indirectly, (i) solicit any person or entity that is a supplier of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between the Company Group and its Affiliates and the persons and entities with which they have business dealings or (ii) solicit for employment or hire any person who is, or at any time during the twenty-four (24) months prior to the solicitation was, an employee of the Company Group or its Affiliates.

(c)   Executive agrees that (i) the covenants set forth in this Section 5 are reasonable in temporal and geographical scope and in all other respects, and (ii) the covenants contained herein have been made in order to induce the Company to grant Executive 4,195,804 Common Units.  Executive and the Company intend that the covenants of this Section 5 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of each country within the Territory and one for each month of the Non-Competition Period and the Non-Solicitation Period.  If, at the time of enforcement of this Section 5, a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, Executive and the Company agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law.

6.                     Nondisclosure of Confidential Information.

(a)   Executive acknowledges that in the course of Executive’s employment by the Company Group, Executive has and will become acquainted with confidential information of the Company Group and its Affiliates relating to their products, methods and style of operations and to persons, firms and corporations which are customers of such companies (including confidential information that Executive has personally developed and will personally develop).  Executive agrees that Executive will not, without the written consent of the Company, during the term of this Agreement or thereafter, disclose or make any use of such confidential information except as may be required in the course of Executive’s employment hereunder.

(b)   The foregoing restrictions shall not apply to any confidential information that Executive can clearly demonstrate:

(i)            was known to Executive prior to disclosure to Executive by the Affiliates, except in the case of confidential information developed by Executive on behalf of the Company Group or its Affiliates;

(ii)           was in the public domain or the subject of public knowledge at the time of its disclosure to Executive by the Affiliates;

(iii)          subsequently came into the public domain or became public knowledge otherwise than by breach of any confidentiality obligation to the Company Group or its Affiliates; or

(iv)          was obtained from a third party who had not obtained it, directly or indirectly, from the Affiliates, except in the case of confidential information developed by Executive on behalf of the Company Group or its Affiliates.

(c)   As used herein, the term “confidential information” shall mean all information that the Company Group and its Affiliates consider proprietary, sensitive, confidential or non-public information, including without limitation information concerning the Company Group’s and its Affiliates’ plans and strategies; the Company Group’s and its Affiliates’ current, past and future financial condition, budgets, forecasts, revenues, expenses, profit margins, pricing strategies and discounts; the Company Group’s and its Affiliates’ customers, potential customers and customer contact persons; the Company Group’s and its Affiliates’ suppliers and potential suppliers; the Company Group’s and its Affiliates’ competitors; and the Company Group’s and its Affiliates’ employees and independent contractors, including without limitation information that the Executive may personally develop.

7.                     Ownership of Inventions Originated During Term of Agreement.

All inventions, improvements, modifications, recipes, ideas, styles, trade names and the like relating to the Company Group’s and its Affiliates’ products and services (each individually, “Work Product”) that are originated in whole or in part by Executive during the term of this Agreement shall become and remain the exclusive property of the Company Group.  At the request and expense of the Company, Executive shall cooperate with the Company in applying for, prosecuting and obtaining patent, trademark, service mark, trade name and copyright registrations in the name of the Company for such Work Product.  All property provided by the Company Group to the Executive shall remain the Company Group’s property, and must be returned by the Executive to the Company within five (5) days of termination of Executive’s employment with the Company Group.

8.                     Non-Disparagement.

So long as Executive is employed by the Company Group and at all times thereafter, neither Executive nor the officers and directors of the Company and its

Affiliates shall, directly or indirectly, make or solicit or encourage others to make or solicit disparaging, critical or otherwise detrimental comments to any Person concerning, on the one hand, Executive and, on the other hand, the Company Group and its Affiliates; the products, services or programs provided or to be provided by the Company Group; or the business affairs, operation, management or the financial condition of the Company Group; provided that such prohibition shall not be deemed a prohibition against truthful testimony in any legal or administrative proceeding.

9.                     Joinder to the LLC Agreement

(a)   Upon Execution of this Agreement, the Executive shall become party to the LLC Agreement, and be considered an “Additional Member” and an “Employee Unitholder” as each such term in defined in the LLC Agreement and shall have the rights and obligations associated therewith, as if an original party thereto;

(b)   The Executive hereby agrees, as of the date hereof, to be bound by, and observe all the terms and conditions of, the LLC Agreement as an Additional Member and an Employee Unitholder; and

(c)   This Agreement shall act as a countersignature of the undersigned to the LLC Agreement.

10.                   Definitions.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).  Affiliate shall also include, with respect to any Person who is an individual, (i) such Person’s spouse, ancestors and descendants (whether natural or adopted), (ii) any trust or other entity (including a partnership or limited liability company) solely for the benefit of such Person and/or such Person’s spouse, their respective ancestors and/or descendants, (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“Committee” means the Management Committee of the Company.

“Company Group” means the Company and its Subsidiaries.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 17, 2006, as amended or modified from time to time in accordance with its terms.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

11.                   General Provisions.

(a)   Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when delivered pursuant to the notice provisions contained in the LLC Agreement.

(b)   Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Common Units in violation of any provision of this Agreement or the LLC Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Common Units as the owner of such Units for any purpose.

(c)   Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)   Complete Agreement.  This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e)   Counterparts.  This Agreement may be executed in separate counterparts (including by facsimile and electronic mail), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)    Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns (including subsequent holders of the Common Units); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a transfer of the Common Units permitted under the LLC Agreement.

(g)   Choice of Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)   Jurisdiction; Venue.  Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within New Castle County, Delaware, and irrevocably agrees that, subject to the other provisions of this agreement, all actions or proceedings arising out of or relating to this agreement which may be litigated shall be litigated in such courts.  Each party accepts the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement.

(i)    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

(j)    Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit)

for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)   Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

(l)    Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Texas, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m)  Descriptive Headings; Construction.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The word “including” shall mean including without limitation.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

JCS HOLDINGS, LLC

By:
Name:
Title:

Raymond Blanchette

CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Unit Grant Agreement and the LLC Agreement (as defined above) and that I understand their respective contents.  I am aware that this Agreement and the LLC Agreement impose restrictions on the transfer of my spouse’s Common Units and provide for repurchase rights with respect to my spouse’s Common Units under certain circumstances.  I agree that my spouse’s interest in the Common Units is subject to this Agreement and the LLC Agreement and any interest I may have in such Units shall be irrevocably bound by this Agreement and the LLC Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement and the LLC Agreement.

I am aware that the legal, financial and other matters contained in this Agreement and the LLC Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing this Agreement and the LLC Agreement that I will waive such right.

Spouse

Third Party Witness

ANNEX A

PROTECTIVE ELECTION TO INCLUDE

LIMITED LIABILITY COMPANY UNITS IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

On «Date», 2007 (the “Issue Date”), JCS Holdings, LLC, a Delaware limited liability company (the “Company”) transferred «Number_of_Units_Granted» Common Units of the Company (the “Units”) to the undersigned.  Pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, the Units entitle the undersigned to an interest in Company capital exactly equal to the amount paid therefor and an interest in the Company’s profits.  The Units are subject to a substantial risk of forfeiture that may not be avoided by a transfer of the Units to another person.

Based on current Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Units to the undersigned is subject to the provisions of §83 of the Internal Revenue Code (the “Code”).  In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Units taxed under the provisions of Code §83(b) for the year of the Issue Date.

Therefore, pursuant to Code § 83(b) and Treasury Regulations § 1.83-2 promulgated thereunder, the undersigned hereby elects, with respect to the Units (described below), to report as taxable income for calendar year 2007 the excess (if any) of the Units’ fair market value on the Issue Date over purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.             The name, address and social security number of the undersigned:

Name:	«Name»
Address:	«Street_Address»
«City_Address»
Social Security Number:	«Social_Security_Number»

2.             A description of the property with respect to which the election is being made:  4,195,804 Common Units of JCS Holdings, LLC, a Delaware limited liability company.

3.             The date on which the property was transferred: April 9, 2007.  The taxable year for which such election is made: calendar 2007.

4.             The restrictions to which the property is subject:  If the undersigned is terminated for cause by the Company, the Units are subject to repurchase by the Company at the lower of the fair market value of the Units or the original purchase price of the Units.

5.             The fair market value on April 9, 2007, of the property with respect to which the election is being made, determined without regard to any restrictions other than non-lapse restrictions: $0.

6.             The amount paid for such property: $0.

7.             A copy of this election is being furnished to the Company pursuant to Treasury Regulations § 1.83-2(d).

* * * * * *

A copy of this election will be submitted with the 2007 federal income tax return of the undersigned pursuant to Treasury Regulations § 1.83-2(c).

Dated:

«Name»